CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-3 of our report dated February 23, 2000, relating to the financial statements of The Prudential Discovery Select Group Variable Contract Account, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
April 28, 2000